Exhibit 99.2






                         Aleris International, Inc.

                                    and

                              Corus Group plc

                                    and

                 Societe generale de financement du Quebec



                          Share Purchase Agreement





                  for the sale and purchase of the Shares
                       (as defined in this agreement)

                                    2006

                                  CONTENTS

CLAUSE                                                               PAGE NO.

1.    INTERPRETATION........................................................1
2.    SALE AND PURCHASE....................................................10
3.    CONDITIONS...........................................................10
4.    PERIOD TO COMPLETION.................................................11
5.    COMPLETION...........................................................12
6.    OBLIGATIONS FOLLOWING COMPLETION.....................................14
7.    COMPLETION ACCOUNTS..................................................15
8.    POST COMPLETION UNDERTAKINGS.........................................15
9.    SELLERS WARRANTIES...................................................16
10.   APPORTIONMENT OF LIABILITY...........................................17
11.   BUYER WARRANTIES.....................................................17
12.   PROTECTION OF KNOW-HOW AND GOODWILL..................................17
13.   CONFIDENTIAL INFORMATION.............................................19
14.   GENERAL INDEMNITIES..................................................20
15.   EMPLOYEES............................................................20
16.   INTELLECTUAL PROPERTY................................................20
17.   USE OF CORUS NAME....................................................21
18.   ENVIRONMENTAL AND HEALTH AND SAFETY INDEMNITIES......................22
19.   BOOKS AND RECORDS....................................................22
20.   ANNOUNCEMENTS........................................................22
21.   ASSIGNMENT...........................................................23
22.   COSTS................................................................24
23.   EFFECT OF COMPLETION.................................................24
24.   FURTHER ASSURANCES...................................................24
25.   ENTIRE AGREEMENT.....................................................24
26.   VARIATIONS...........................................................24
27.   WAIVER...............................................................25
28.   INVALIDITY...........................................................25
29.   NOTICES..............................................................25
30.   COUNTERPARTS.........................................................26
31.   GOVERNING LAW AND JURISDICTION.......................................26
32.   AGENT FOR SERVICE....................................................27
33.   THIRD PARTY RIGHTS...................................................27
SCHEDULE 1.................................................................28
Part A  The Buying Subsidiaries............................................28
Part B  The Selling Subsidiaries...........................................29
SCHEDULE 2.................................................................30
Particulars relating to the Companies......................................30
SCHEDULE 3.................................................................32
The Sellers Warranties.....................................................32
SCHEDULE 4.................................................................56
Sellers Protection Provisions..............................................56
SCHEDULE 5.................................................................60
The Properties.............................................................60
SCHEDULE 6.................................................................62
Pro Forma Completion Accounts..............................................62
SCHEDULE 7.................................................................63
Part A  Accounting Policies and Procedures for the Completion Accounts.....63
Part B  Preparation and Agreement of Completion Accounts...................64
SCHEDULE 8.................................................................67
[NOT USED].................................................................67
SCHEDULE 9.................................................................68
Completion Deliverables....................................................68
Part A  Sellers' Deliverables..............................................68
SCHEDULE 9.................................................................69
Completion Deliverables....................................................69
Part B   Buyer Deliverables................................................69
SCHEDULE 10................................................................70
SellerS Obligations in Period to Completion................................70
SCHEDULE 11................................................................72
Buyer Warranties...........................................................72
SCHEDULE 12................................................................73
Limitations On Environmental Indemnity Claims..............................73
SCHEDULE 13................................................................79
Agreed Form Documents......................................................79

THIS AGREEMENT is made on                      2006

BETWEEN:

(1) ALERIS INTERNATIONAL, INC. whose principal place of business is 25825 Science Park Drive, Suite 400, Beachwood, Ohio 44122-7392, United States, for itself and as agent for each of the Buying Subsidiaries (the "BUYER");

(2) CORUS GROUP PLC (registered number 3811373) whose registered office is at 30 Millbank, London SW1P 4WY, United Kingdom (the "CORUS"); and

(3) SOCIETE GENERALE DE FINANCEMENT DU QUEBEC whose principal place of business is 600 rue de la Gauchetiere West, Suite 1500, Montreal, Quebec H3B 4L8, Canada ("SGF" and together with Corus, the "SELLERS" and each a "SELLER").

THE PARTIES AGREE AS FOLLOWS:

1.     INTERPRETATION

1.1    In  this  agreement  the  following   words  and   expressions   and
       abbreviations have the following meanings, unless the context otherwise requires:

       "ACCOUNTS" means the audited financial statements of LP, comprising the balance sheet, profit and loss account and cash flow statement (where applicable) of each Company, together in each case with the notes thereon, directors' report and auditors' report (where applicable), as at and for the financial period ended on the Accounts Date;

       "ACCOUNTS DATE" means 31 December 2005;

       "ACTIVITIES" means any activity, operation or process carried out by the Companies at any property whether or not currently owned, occupied or used by such Companies;

       "ACTUAL CASH" means the aggregate amount of cash and cash equivalents in hand or credited to the account of each Company, and including the Intra-Group Receivables, in each case as at close of business on the Completion Date, and calculated in accordance with clause 7 (Completion Accounts), and determined in accordance with Canadian GAAP consistently applied, as set out in the Statement;

       "ACTUAL DEBT" means the aggregate amount of indebtedness of the Group for borrowed monies, indebtedness evidenced by any note, bond, debenture or other debt security, the deferred purchase price of property or services, and for finance and/or capitalized leases, and liabilities arising in respect of interest rate and currency swap arrangements (if any), including all interest accrued thereon, and including any guarantee of the foregoing, and including the Intra-Group Payables, but excluding current trade creditors, in each case as at close of business on the Completion Date, and calculated in accordance with clause 7 (Completion Accounts), and determined in accordance with Canadian GAAP consistently applied, as set out in the Statement, for the avoidance of doubt expressed as a positive number;

       "ACTUAL WORKING CAPITAL AMOUNT" means:

       (a)   the aggregate value of:

             (i)    inventory;

             (ii)   trade  debtors net of  provisions  and pre-paid  income
                    (excluding   Intra-Group   Receivables   but  including
                    intra-group trade debtors);

             (iii)  VAT debtors and receivables; and

             (iv)   other operational debtors,

       (b)   less the aggregate value of:

             (i)    trade   creditors   and  deferred   income   (excluding
                    Intra-Group Payables but including intra-group trade creditors);

             (ii)   VAT creditors and payables;

             (iii)  Tax and social security liabilities;

             (iv) other operational creditors (including but not limited to payables to fixed asset creditors); and

             (v) any sale or retention bonuses (plus any Tax payable by the Companies thereon) payable to Workers or to employees of either Seller's Group working on secondment in the Business which become payable (on a contractual or discretionary basis) as a result of the transactions contemplated by this agreement, in each case of the Group, at close of business on the Completion Date, as set out in the Statement and calculated in accordance with clause 7 (Completion Accounts) and schedules 6 and 7. For the avoidance of doubt, any item taken account of in calculating the Actual Working Capital Amount shall not be taken account of in calculating Actual Cash and Actual Debt, and vice versa;

       "ASSOCIATED COMPANY" has the meaning given to it in sections 416 et seq. of the TA;

       "BOOKS AND RECORDS" means all notices, correspondence, orders, inquiries, drawings, plans, books of account and other documents and all computer disks or tapes or other machine legible programs (excluding software);

       "BUDGET" means the financial plan for the Business relating to the period from 1 January 2006 to 31 October 2007 in the agreed form;

       "BUSINESS" means the downstream aluminium business of the Group in Canada comprising an aluminium rolled products business and aluminium extensions business but excluding primary aluminium operations;

       "BUSINESS DAY" means a day (excluding Saturdays) on which banks generally are open in London other than solely for the trading or settlement of euro ((euro));

       "BUSINESS NON-COMPLIANCE" means a failure to comply with Environmental Law in relation to the current operation of the Business at the Properties but excluding any contamination or exposure Liabilities attributable to such operation;

       "BUYER DEED OF RELEASE" means a deed releasing each member of each Seller's Group from the Intra-Group Receivables in the form to be agreed between the parties as soon as reasonably practicable following the date hereof;

       "BUYER'S ACCOUNT" means the account to be notified by the Buyer to Corus (on behalf of the Sellers) in writing at least five Business Days prior to Completion;

       "BUYER'S GROUP" means the Buyer, any holding company of the Buyer and the subsidiary undertakings and associated companies (including, following Completion, each Company) from time to time of such holding companies, all of them and each of them as the context admits;

       "BUYER'S SOLICITORS" means Fried Frank Harris Shriver & Jacobson (London) LLP, 99 City Road, London EC1Y 1AX;

       "BUYING SUBSIDIARIES" means the persons whose names are set out in part A of schedule 1 and any other person who is nominated as a Buying Subsidiary by notice in writing from the Buyer to Corus (on behalf of the Sellers) at any time prior to the date which is 20 Business Days before Completion;

       "BUYER  WARRANTIES"  means  the  warranties  of the Buyer set out in schedule 11;

       "CANADIAN CONSULTANT" has the meaning given to it in paragraph 8.1 of schedule 12;

       "CANADIAN BANK LOAN" means the loan made to LP pursuant to a loan agreement between LP, Royal Bank of Canada, as Documentation Agent and Lender, and Comerica Bank, Canada Branch, as Lender, dated as of 22 August 2002, as amended by agreements dated 21 November 2003, 8 March 2004, 6 August 2004, 21 February 2005 and 19 July 2005;

       "CANADIAN GAAP" means generally accepted accounting principles in Canada determined in accordance with the Canadian Institute of Chartered Accountants Handbook;

       "CASH  ADJUSTMENT"  means the Actual  Cash less the  Estimated  Cash
       (and, for the avoidance of doubt, the resulting amount may be positive or negative);

       "COMMISSIONER" has the meaning given to it in clause 3.1;

       "COMPANIES" mean the persons whose names are set out in schedule 2;

       "COMPETITOR" means a third party which is a material competitor with the relevant business;

       "COMPLETION" means the completion of the sale and purchase of the Shares in accordance with clause 5 (Completion);

       "COMPLETION  ACCOUNTS"  means a  document  in the  format set out in schedule 6 to be prepared in accordance with clause 7 (Completion Accounts) and part B of schedule 7 and on the basis of the accounting policies and procedures set out in part A of schedule 7;

       "COMPLETION DATE" means the date on which Completion occurs;

       "CONDITIONS"   means  the   conditions   set  out  in   clause   3.1
       (Conditions);

       "CONFIDENTIAL INFORMATION" means all information relating to;

       (i) the provisions or the subject matter of this agreement or any document referred to herein;

       (ii) the negotiations relating to this agreement or any document referred to herein; and

       (iii) (in the case of the Buyer only) the members of each Seller's Group and (in the case of the Sellers only) the members of Buyer's Group and including in each case information relating to their business or financial or other affairs which is not publicly known;

       "CORUS' GROUP" means Corus, any holding company of Corus and its subsidiary undertakings and the associated undertakings (excluding the Group) from time to time of such holding companies;

       "DEBT ADJUSTMENT" means the Estimated Debt less the Actual Debt (and, for the avoidance of doubt, the resulting amount may be positive or negative);

       "DEFAULT RATE" means 2 per cent. above the base rate from time to time of National Westminster Bank plc;

       "DELPHI  CORPORATION"  means Delphi  Corporation  Automotive Systems
       LLC;

       "DISCLOSED  PENSION  PLAN" has the meaning  given to it in paragraph
       19.1 of schedule 3;

       "DISCLOSURE LETTER" means a letter of today's date together with the attachments thereto addressed by the Sellers to the Buyer for the purposes of clause 9.4;

       "EBITDA" means profit or loss,  expressed in euro  ((euro)),  before
       taking   into   account   interest,   taxation,   depreciation   and
       amortisation;

       "ENCUMBRANCE" means any mortgage, charge (fixed or floating), pledge, lien, hypothec, hypothecation trust, right of set off or other third party right or interest (legal or equitable) including any right of pre-emption, assignment by way of security, reservation of title or any other security interest of any kind however created or arising or any other agreement or arrangement (including a sale and repurchase arrangement) having similar effect but excluding, for the avoidance of doubt, any licences of Intellectual Property;

       "ENVIRONMENT" means protection of the environment and natural resources, any and all living organisms (including man), ecosystems, property and the media of air (including air in buildings, natural or man-made structures, below or above ground) water and land (including under any water above or below surface);

       "ENVIRONMENTAL  CONSENT"  means  any  consent,   approval,   Permit,
       licence,  authorisation,   exemption,   registration  or  permission
       required under any Environmental Law;

       "ENVIRONMENTAL EXPERT" has the meaning given to it in paragraph 8.1 of schedule 12;

       "ENVIRONMENTAL INDEMNITY CLAIM" has the meaning given to it in paragraph 1.1 of schedule 12;

       "ENVIRONMENTAL LAWS" means any and all of the following: (a) any international, European Union, national, state, provincial, municipal, federal, provincial, regional or local laws (including common law, statute law, civil, criminal and administrative law);
       (b) any subordinate legislation and codes of practice, including without limitation guidance notes (to the extent they have the force of law), decisions, regulations, judgments, orders and decrees; and
       (c) any judicial or administrative interpretation of each of the foregoing; which in each case relate to the Environment or to the occupational health and safety of employees, workers and contractors, and which have the force of law from time to time, whether before, on or after Completion, in relation to any Company, provided that with respect to Unlisted Onsite Issues and with respect to the warranties in paragraph 21 of schedule 3,
       Environmental Laws shall be those having the force of law in relation to any Company as of the date of Completion;

       "ESTIMATED CASH" means the Sellers' good faith estimate of the Actual Cash as notified in writing by Corus (on behalf of the Sellers) to the Buyer no later than three Business Days prior to Completion;

       "ESTIMATED DEBT" means the Sellers' good faith estimate of the Actual Debt as notified in writing by Corus (on behalf of the Sellers) to the Buyer no later than three Business Days prior to Completion (for the avoidance of doubt expressed as a positive number);

       "ESTIMATED INTRA-GROUP PAYABLES" means the Sellers' good faith estimate of the Intra-Group Payables as notified in writing by Corus (on behalf of the Sellers) to the Buyer no later than three Business Days prior to Completion;

       "ESTIMATED INTRA-GROUP RECEIVABLES" means the Sellers' good faith estimate of the Intra-Group Receivables as notified in writing by Corus (on behalf of the Sellers) no later than three Business Days prior to Completion;

       "EXCHANGE RATE" means, in relation to any amount in any particular local currency required to be converted into euro at such rate as set out in clause 1.2(l) and (m) and the spot rate of exchange (closing mid-point) for that currency on the relevant date for conversion specified therein as published in the London edition of The Financial Times on the next Business Day following the relevant conversion date or, where no such rate of exchange is published in respect of that date, the rate quoted by National Westminster Bank plc as at the close of business in London on that date;

       "FINAL CASH CONSIDERATION" shall bear the meaning given to such term in clause 6.3 (Obligations following Completion);

       "FIRM" shall bear the meaning given to such term in paragraph 6 of part B of schedule 7;

       "GOVERNMENT AUTHORITY" means any court, tribunal, authority, agency, regulator, commission, official or other instrumentality, or governmental or quasi-governmental entity, or any supra-national, national, regional, provincial, municipal, county, city or other political subdivision or regulatory body;

       "GP" means Corus Aluminium Inc.;

       "GP SHARES" means the entire issued share capital of GP;

       "GROUP" means the Companies;

       "HAZARDOUS SUBSTANCE" means any natural or artificial substance (whether solid, liquid, gas, noise, ion, vapour, electromagnetic or radiation, and whether alone or in combination with any other substance) which is regulated under Environmental Laws or is capable of causing harm to or have a deleterious effect on the Environment;

       "IDENTIFIED  KNOWN  ISSUES"  means the  ongoing  site  investigation
       (including, for the avoidance of doubt, any offsite investigation relating thereto) and remediation activities, in each case, up to and including completion thereof (including final regulatory approval or its equivalent) at Cap-de-la-Madeleine, Canada;

       "INFORMATION MEMORANDUM" means the information memorandum relating to the Business prepared by Credit Suisse First Boston (Europe) Limited and ABN AMRO Corporate Finance Limited and dated December 2005;

       "INTELLECTUAL PROPERTY" means patents, trade marks, service marks, design rights, trade names, rights in trade dress, copyrights, (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions and discoveries, rights in Know-How, rights in trade secrets and other confidential information, and all other intellectual or industrial property rights of a similar or corresponding character in any part of the world;

       "INTERNET PRESENCE" means any public, private or reserved presence on the worldwide web, multi-party extranet, virtual private network or similar internet based, linked system;

       "INTRA-GROUP PAYABLES" means the aggregate of all amounts owing (including any interest payments thereon) from members of the Group to members of each Seller's Group (excluding amounts owing in respect of intra-group trading activities in the ordinary course of trading) as at close of business on the Completion Date, calculated in accordance with clause 7 (Completion Accounts) and part B of schedule 7 and on the basis of the accounting policies and procedures set out in part A of schedule 7;

       "INTRA-GROUP RECEIVABLES" means the aggregate of all amounts owing (including any interest payments thereon) from members of each Seller's Group to members of the Group (excluding amounts owing in respect of intra-group trading activities in the ordinary course of trading) as at close of business on the Completion Date, calculated in accordance with clause 7 (Completion Accounts) and part B of schedule 7 and on the basis of the accounting policies and procedures set out in part A of schedule 7;

       "KNOW-HOW" means confidential or proprietary industrial, technical or commercial information and techniques in any form (including paper, electronically stored data, magnetic media, files and micro-film) including, drawings, data, formulae, processes, compositions, test results, reports, research reports, project reports and testing procedures, shop practices, instruction and training manuals, market forecasts, specifications, quotations, lists and particulars of customers and suppliers, marketing methods and procedures, show-how and advertising copy;

       "LEASES" means the leases specified in the Disclosure Letter;

       "LENDER" has the meaning given to it in clause 21.3;

       "LIABILITIES" means all liabilities, duties, costs (including but not limited to, reasonable legal costs and other expert advice) and obligations of every description, whether deriving from contract, tort, common law, statute or otherwise, whether present or future, actual or contingent, ascertained or unascertained or disputed and whether owed or incurred severally or jointly or as principal or surety;

       "LONDON STOCK EXCHANGE" means the London Stock Exchange plc;

       "LOSSES" means all losses, Liabilities, costs (including, but not limited to, reasonable legal costs and other expert advice), charges and expenses, including those arising out of actions, proceedings, claims and demands but excluding any direct or consequential loss arising out of a loss of profit, loss of sales, loss of production or business interruption;

       "LP" means Corus LP;

       "LP INTEREST" means all right, title and interest as a special partner of LP;

       "MANAGEMENT ACCOUNTS" means the management accounts for each Company for the periods from 1 January 2006 to 28 February 2006 in the agreed form;

       "MATERIAL ADVERSE EFFECT" shall have the meaning given to it in clause 3.1(d);

       "NYSE" means the NYSE Group, Inc.;

       "OFFSITE ISSUES" means any matters that might give rise to any Liability under Environmental Laws: (i) arising from Activities and not in relation to the Properties; or (ii) in relation to any properties formerly owned, leased, operated, occupied or used by the Group (including arising from Activities), in each case, occurring or existing at or prior to Completion;

       "PANEL" means the UK Panel on Takeovers and Mergers;

       "PAYMENT ON COMPLETION" shall bear the meaning given to such term in clause 2.3 (Sale and Purchase);

       "PERMIT" means a permit, licence, consent, approval, certificate, qualification, specification, registration and other authorisation and a filing of a notification report or assessment necessary in any jurisdiction for the proper and efficient operation of each Company's business, its ownership, possession, occupation or use of an asset or the execution and performance of this agreement;

       "POLICY" has the meaning given to it in paragraph 9.1 of schedule 3;

       "PROPERTIES" means the properties described in schedule 5 or any part or parts thereof and "PROPERTY" shall mean any one of them;

       "RELATED PERSON" means in relation to any party its holding companies and the subsidiary undertakings and associated companies from time to time of such holding company, all of them and each of them as the context admits;

       "RELEVANT PERCENTAGE" means 60 per cent. in relation to Corus and 40 per cent. in relation to SGF;

       "SEC" means the US Securities and Exchange Commission;

       "SELLER DEED OF RELEASE" means a deed releasing each Company from the Intra-Group Payables, in the form to be agreed between the parties as soon as reasonably practicable following the date hereof;

       "SELLER'S ACCOUNT" means:

       (a) in respect of Corus, the account to be notified by Corus to the Buyer in writing at least five Business Days prior to Completion; and

       (b) in respect of SGF, the account to be notified by SGF to the Buyer in writing at least five Business Days prior to Completion;

       "SELLER'S GROUP" means, in respect of each of the Sellers, its holding company, subsidiary undertakings and associated companies (excluding the Group) from time to time, all of them and each of them as the context admits.

       "SELLERS  WARRANTIES" means the warranties of the Sellers set out in schedule 3;

       "SELLING SUBSIDIARIES" means the persons whose names are set out in part B of schedule 1;

       "SENIOR EMPLOYEE" means an employee of the Group or each Seller's Group (as the case may be) in an executive position whose annual salary is (euro)100,000 or more (gross of Tax);

       "SHARE SALE AND PURCHASE AGREEMENT" means the share sale and purchase agreement of even date in relation to the sale and purchase of the entire issued share capital of the companies which operate Corus' downstream aluminium business outside Canada;

       "SHARES" means, collectively, the GP Shares and the LP Interest;

       "STATEMENT" has the meaning given to it in clause 7.1;

       "SUBSTANTIAL CUSTOMER" means the ten largest customers of the Group measured by the share of the Group's gross revenues attributable to them for the twelve months ending on 31 December 2005;

       "SUBSTANTIAL  SUPPLIER" means the ten largest suppliers to the Group
       measured  by  the  share  of  the  Group's  gross   operating  costs
       attributable to them for the 12 months ending on 31 December 2005;

       "SYSTEMS" means all computer hardware, software and networks;

       "TA" means the Income and Corporation Taxes Act 1988;

       "TAX" or "TAXATION" includes, without limitation, (a) taxes on income, profits and gains, and (b) all other taxes, levies, duties, imposts, charges, rates, assessments, governmental fees or dues and withholdings of any nature, including any excise, property, value added, sales, goods and services, harmonised sales, use, occupation, transfer, alternative or add-on minimum taxes, franchise and payroll taxes and any national insurance, social security contributions or public health insurance payments, Canada, Quebec or other governmental pension plan premium or contribution or employment insurance premium or workers' compensation premium, employer health taxes, municipal taxes, environmental taxes charges and levies, sewerage duties, regional and local taxes, capital taxes, capital profits taxes, lease taxes, severance taxes, property and occupation taxes, stamp taxes, withholding taxes and transfer taxes, custom duties, investment grants and secondary tax liabilities and any payment whatsoever which the relevant person may be or become bound to make to any person as a result of the discharge by that person of any tax which the relevant person has failed to discharge, together with all penalties, tax increases, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them, and regardless of whether such taxes, levies, duties, imposts, charges, rates, assessments, governmental fees or dues, withholdings, penalties and interest are chargeable directly or primarily against or attributable directly or primarily to the relevant person or any other person and of whether any amount in respect of them is recoverable from any other person;

       "TAX AUTHORITY" or "TAXATION AUTHORITY" means any person, authority, body, agency or official entitled to enforce or collect Tax in any jurisdiction;

       "TAX DEED" means a deed of indemnity in the agreed form;

       "TAXATION STATUTES" means all statutes, statutory instruments, royal decrees, orders, enactments, laws, by-laws, directives, rules and regulations, whether domestic or foreign decrees, providing for or imposing any Tax;

       "TOTAL ADJUSTMENT" means the aggregate sum of the Cash Adjustment, the Debt Adjustment and the Working Capital Adjustment (and, for the avoidance of doubt, the resulting amount may be positive or negative);

       "TRANSACTION  DOCUMENTS"  has  the  meaning  given  to it in  clause
       25.1(a);

       "UK LISTING AUTHORITY" means the Financial Services Authority in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 including, where the context so permits, any committee, employee, officer or servant to whom any function of the UK Listing Authority from time to time be delegated;

       "UNITED STATES  BANKRUPTCY CODE" means Title 11 to the United States
       Code;

       "UNLISTED ONSITE ISSUES" means any contamination, exposure to Hazardous Substances or Business Non-Compliance matters that might give rise to any Liabilities under Environmental Laws, in each case occurring or existing at or prior to Completion in relation to the Properties;

       "UNREGISTERED INTELLECTUAL PROPERTY" means Intellectual Property which is not the subject of a registration or an application for registration;

       "VAT" means value added tax as charged pursuant to the 1st VAT Directive 67/227/EEC and the 6th VAT Directive 77/388/EEC, and any similar Tax including any Tax as charged pursuant to Part IX of the Excise Tax Act (Canada) and An Act Respecting the Quebec Sales Tax (Quebec);

       "WASTE" means waste including anything which is discarded or disposed of or which the holder intends or is required to discard or dispose of as waste and anything which is abandoned;

       "WORKERS" means the employees, directors, officers, workers and self-employed contractors of the Companies; and

       "WORKING CAPITAL ADJUSTMENT" means:

       (a)   if  the   Actual   Working   Capital   Amount   is  less  than
             CAN$57,000,000,   the  Actual  Working   Capital  Amount  less
             CAN$57,000,000;

       (b)   if  the   Actual   Working   Capital   Amount   is  more  than
             CAN$63,000,000,   the  Actual  Working   Capital  Amount  less
             CAN$63,000,000; and

       (c)   if the Actual Working  Capital Amount is an amount equal to or
             greater  than   CAN$57,000,000  and  equal  to  or  less  than
             CAN$63,000,000, zero,

       (and, for the avoidance of doubt, the amount resulting under clauses
       (a) or (b) above may be positive or negative).

1.2    In this agreement unless otherwise specified, reference to:

       (a) "INCORPORATION", "INCORPORATED", "SHARE" and "SHAREHOLDER" when used in relation to LP shall mean "FORMATION", "FORMED", "PARTNERSHIP INTEREST" and "PARTNER" respectively, and similar words shall have corresponding meanings respectively;

       (b) a "SUBSIDIARY UNDERTAKING" is to be construed in accordance with section 258 of the Companies Act 1985 (as amended) and a "SUBSIDIARY" or "HOLDING COMPANY" is to be construed in accordance with section 736 of the Companies Act 1985 (as amended);

       (c) a document in the "AGREED FORM" is a reference to that document in the form approved and for the purposes of identification signed by or on behalf of each party;

       (d)   "INCLUDES"  and  "INCLUDING"   shall  mean  including  without
             limitation;

       (e)   a "PARTY"  means a party to this  agreement  and  includes its
             assignees   (if  any)  and/or  the   successors  in  title  to
             substantially the whole of its undertaking;

       (f) a "PERSON" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

       (g) a "STATUTE" or "STATUTORY INSTRUMENT" or "ACCOUNTING STANDARD" or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been amended or re-enacted before the date of this agreement;

       (h) "CLAUSES", "PARAGRAPHS" or "SCHEDULES" are to clauses and paragraphs of, and schedules to, this agreement;

       (i) "WRITING" includes any methods of representing words in a legible form (other than writing on an electronic or visual display screen) or other writing in non-transitory form;

       (j) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

       (k)   the time of day is reference to time in London, England;

       (l) references in any Sellers Warranty or in this clause 1 to any monetary sum expressed in euro shall, where such sum is referable in whole or in part to a particular jurisdiction, be deemed to be a reference to an equivalent amount in the local currency of that jurisdiction translated at the prevailing exchange rate applicable to that amount of euro by reference to middle market rates quoted by National Westminster Bank plc immediately before close of business in London on the date of this agreement or, if such day is not a Business Day, on the Business Day immediately preceding such day; and

       (m) where any amount in any local currency is required to be converted into euro for the purposes of preparing the Completion Accounts and Statement, such amount shall be translated into euro at the Exchange Rate for that local currency three days before the Completion Date;

1.3 The schedules form part of the operative provisions of this agreement and references to this agreement shall, unless the context otherwise requires, include references to the schedules.

1.4 The index to and the headings and the descriptive notes in brackets relating to provisions of Taxation Statutes in this agreement are for information only and are to be ignored in construing the same.

2.     SALE AND PURCHASE

2.1 Upon the terms and subject to the conditions of this agreement, each of the Sellers shall procure the sale of and the Buyer, for itself and as agent for the Buying Subsidiaries, shall purchase the full legal and beneficial interest in the Shares with full title guarantee and free from any Encumbrance in each case as at and with effect from Completion together with all accrued benefits and rights attached thereto and all dividends declared but unpaid after the Accounts Date in respect of the Shares.

2.2 Each of the Sellers waives or agrees to procure the waiver of any rights or restrictions conferred upon it in relation to the Shares under, in the case of GP, its articles of incorporation, and with respect to LP, its limited partnership agreement, or otherwise.

2.3    The total  consideration  for the sale and  purchase  of the  Shares shall be as set out in clause 6.3 (Obligations following Completion). At Completion, on account of the total consideration for the sale and purchase of the Shares, the Buyer, for itself and as agent for the Buying Subsidiaries, shall pay to the Sellers in cash an amount (the "PAYMENT ON COMPLETION") which shall be
       (euro)61,600,000 less Estimated Debt plus Estimated Cash divided between the Sellers in accordance with each of the Sellers' Relevant Percentage.

2.4 There shall be no adjustment to the Payment on Completion in relation to the Disclosed Pension Plans and the Sellers shall not be liable for any fact, matter or circumstance in relation to the Disclosed Pension Plans that the Buyer is aware of at the date of this agreement.

3.     CONDITIONS

3.1 Completion is conditional upon the fulfilment of each of the Conditions as follows:

       (a) completion of the Share Sale and Purchase Agreement pursuant to its terms;

       (b)   the occurrence of any of the following events:

             (i) the Commissioner of Competition (the "COMMISSIONER") appointed under the Competition Act (Canada) issuing an advance ruling certificate pursuant to Section 102 of the Competition Act (Canada) with respect to the proposed acquisition of the Shares by the Buyer; or

             (ii) the Commissioner or her authorised representative pursuant to Section 113(c) of the Competition Act waiving the obligation of the parties to notify her and supply information to her and issuing a no action letter in a form satisfactory to the Buyer and the Sellers acting reasonably; or

             (iii) the applicable waiting period under Section 123 of the Competition Act (Canada) expiring and the Commissioner issuing a no action letter in a form satisfactory to the Buyer and the Sellers acting reasonably;

       (c) there not having occurred any change, event or occurrence which has had or could reasonably be expected to have a Material Adverse Effect, provided that such change, event or occurrence is not caused by general economic conditions or by facts or circumstances generally applicable to downstream aluminium businesses unless such conditions, facts or circumstances are shown by the Buyer to affect the Business to a materially greater extent than they affect other downstream aluminium businesses. For the purposes of this clause 3.1(c), "MATERIAL ADVERSE EFFECT" means a material adverse effect on the assets, liabilities or financial position of the Business taken as a whole, being either: (i) a likely reduction in the EBITDA of the Group as for the 12 month period immediately following the date that all Conditions have been satisfied (other than the Condition set out in this clause 3.1(c)), as compared to EBITDA of the Group as set out in the Budget for the same 12 month period, of (euro)5,000,000 or more; or (ii) a one-off cost or liability affecting the Business which is greater than (euro)9,160,000; and

       (d) there not having occurred a material breach of the Sellers' conduct of business obligations set out in clause 4 (Period to Completion) and schedule 10.

3.2 The Buyer undertakes to use all reasonable endeavours to procure the fulfilment of the Conditions set out in clauses (a) and (b) of clause 3.1 above.

3.3 Each of the Sellers undertakes to use all reasonable endeavours to procure the fulfilment of the Conditions set out in clauses (a) to
       (b) inclusive and (d) of clause 3.1 above.

3.4 The Buyer may waive in whole or in part the Conditions set out in clauses (c) or (d) of clause 3.1 above. The Conditions set out in clause 3.1 (a) and (b) above may be waived only with the consent of the Buyer and the Sellers.

3.5 If all of the Conditions (save for those compliance with which has been waived in accordance with the terms of this agreement) have not been fulfilled, or become incapable of satisfaction (as agreed by each of the Sellers and the Buyer, each acting reasonably), on or before 31 October 2006 this agreement shall terminate, with effect from earlier of either that date, or the date on which any such Condition becomes incapable of satisfaction.

3.6 Where the Buyer becomes aware before the Completion Date of any matter which is a Material Adverse Effect within the meaning of the Condition set out in clause 3.1(c) above, and which would, therefore, give the Buyer the right to terminate the agreement, but the Buyer elects (by written notice to Corus (on behalf of the Sellers)) to waive such Condition, the Buyer's rights shall continue to subsist (including without limitation those rights under the Sellers Warranties) but the Sellers shall then have the right to terminate this agreement immediately on written notice from Corus (on behalf of the Sellers) to the Buyer, and following such notice clause 3.7 shall apply.

3.7 If this agreement terminates in accordance with clauses 3.5 and 3.6 above, then the obligations of the parties shall automatically terminate, save that the rights and liabilities of the parties which have accrued prior to termination shall continue to subsist (including without limitation those under clauses 20 (Announcements), 22 (Costs) and 25 (Entire Agreement) to 33 (Third Party Rights) (inclusive)).

3.8 The Buyer and Corus (on behalf of the Sellers) shall keep each other advised of the progress towards the satisfaction of their respective obligations under clauses 3.2 and 3.3 above, respectively.

4.     PERIOD TO COMPLETION

4.1 Other than with the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed), and pending Completion, each of the Sellers undertakes with the Buyer to procure that each Company shall:

       (a) operate its business and activities in their ordinary and usual course so as to maintain the Business as a going concern and in accordance in all material respects with the Budget; and

       (b)   comply with each of the undertakings set out in schedule 10,

       provided that each of the Sellers shall be permitted to take any action requested in writing by the Buyer, and take any action that is required in an emergency or disaster situation to the extent that such action would minimize any adverse impact of such situation on the Business.

4.2 Pending Completion, the Buyer and any person authorised by it shall be given reasonable access to the Properties and to all the books and records of each Company and the directors and employees of each Company shall be instructed to give as soon as reasonably practicable all such information and explanations as the Buyer or any such person may reasonably request.

4.3 At least 10 Business Days prior to Completion, the Buyer and the Sellers shall, acting reasonably, agree the allocation of the Payment on Completion. Such allocation shall be determined by applying, on a consistent basis, any applicable Tax laws or practices and by taking account of any material Tax efficiency, that may be available to the Buyer (or any member of the Group) or the Sellers (or any member of each Seller's Group).

4.4 Prior to Completion, the Sellers shall have the right to request and obtain from the relevant provincial and Canadian Tax Authorities the necessary consent to change the fiscal period of LP to end immediately prior to Completion. Corus (on behalf of the Sellers) shall give written notice as soon as reasonably practicable to the Buyer of the outcome of such request.

5.     COMPLETION

5.1 The Buyer and each of the Sellers shall each use their reasonable endeavours to ensure the Completion Date is on the last day of a calendar month.

5.2 On Completion the Sellers shall deliver to, or, if the Buyer shall so agree, make available to, the Buyer the items listed in part A of schedule 9.

5.3 On Completion the Sellers shall procure the passing of board resolutions (and, to the extent necessary, shareholder resolutions) of each Company, or take any other action necessary in respect of the:

       (a) sanctioning (subject where necessary to due stamping) the transfers, and where necessary the registration of such transfers, in respect of the Shares; and

       (b) appointing those individuals who the Buyer has notified the Seller of at least five Business Days prior to Completion to be the directors and secretary (or equivalent in any relevant jurisdiction) of each Company.

5.4 On Completion the Buyer shall (for itself and as agent for and on behalf of the relevant member(s) of the Buyer's Group (including the Group)) make or procure the making of the cash payments referred to in clause 2.3 (Sale and Purchase), which are expressed to be payable at Completion, to the relevant Seller's Account, by way of telegraphic transfer in immediately available funds.

5.5 On Completion, the Buyer (for itself and as agent for the Buying Subsidiaries) shall deliver to, or, if the Sellers shall so agree, make available to, the Sellers the items listed in Part B of schedule 9.

5.6 If in any respect the obligations of the Sellers are not complied with on Completion, the Buyer may:

       (a) defer Completion to a date not more than 28 days after Completion should have taken place but for the said default (and so that the provisions of this clause 5, apart from this clause 5.6(a), shall apply to Completion as so deferred); or

       (b) proceed to Completion so far as practicable (without prejudice to its rights hereunder),

       by means of a notice to that effect in writing served on Corus (on behalf of the Sellers).

5.7 The Buyer acknowledges and agrees that on Completion all insurance cover provided in relation to the Business and the assets of the Group pursuant to the Policies taken out by members of either Seller's Group shall cease with effect from Completion (but, for the avoidance of doubt, to the extent that the Group is able to claim under such insurance cover, the Group shall still have the right to make claims under such insurance cover in respect of the period prior to Completion).

5.8    On Completion:

       (a) the Buyer shall procure that the Estimated Intra-Group Payables shall be repaid in full to the relevant members of each Seller's Group in immediately available funds in the relevant currency without any set-off, restriction or condition and without any deduction or withholding (save only as required by law) by telegraphic transfer to the relevant Seller's Account; and

       (b) each of the Sellers shall procure in relation to its relevant Estimated Intra-Group Receivables that it shall be repaid in full to the relevant members of the Group in immediately available funds in the relevant currency without any set-off, restriction or condition and without any deduction or withholding (save only as required by law) by telegraphic transfer to the Buyer's Account.

5.9 Each Seller who is a non-resident of Canada for the purpose of the Income Tax Act (Canada) ( a "NON-RESIDENT SELLER") agrees to take all reasonable steps to obtain and deliver to the Buyer, on or before Completion, a certificate issued by the Minister of National Revenue (Canada) pursuant to section 116 of the Income Tax Act (Canada) in respect of the sale of the Shares to the Buyer.

5.10 If a certificate issued by the Minister of National Revenue (Canada) pursuant to subsection 116(2) of the Income Tax Act (Canada) in respect of the sale of the Shares to the Buyer, specifying a certificate limit in an amount which is not less than the Non-Resident Seller's proportionate share of the Payment on Completion payable to such Non-Resident Seller, is not delivered to the Buyer at or before Completion, the Buyer shall be entitled to withhold from such Non-Resident Seller's proportionate share of the Payment on Completion payable to such Non-Resident Seller at Completion the amount that the Buyer may be required to remit pursuant to subsection 116(5) of the Income Tax Act (Canada) in connection with such purchase (in the case of each Non-Resident Seller, the "WITHHELD AMOUNT"), which Withheld Amount will be held in an interest-bearing trust account.

5.11 If, prior to the 27th day after the end of the month in which Completion occurs, the Non-Resident Seller delivers to the Buyer a certificate issued by the Minister of National Revenue (Canada) pursuant to subsection 116(2) or subsection 116(4) of the Income Tax Act (Canada) in respect of the sale of the Shares to the Buyer, the Seller will promptly pay to the Non-Resident Seller an amount equal to the lesser of (i) the Withheld Amount and (ii) the Withheld Amount less the percentage specified in subsection 116(5) of the Tax Act multiplied by the amount, if any, by which such Non-Resident Seller's proportionate share of the Payment on Completion exceeds the amount specified in such certificate as the certificate limit or proceeds of disposition, together with any interest earned on the amount withheld to the date of such payment (less any applicable withholding Tax). The time at which a certificate is to be delivered to the Buyer under this clause 5.11 will be extended to such later time that the Canada Revenue Agency confirms in writing the Buyer may continue to hold the amount withheld pursuant to clause 5.10 above.

5.12 If the Buyer has withheld an amount pursuant to clause 5.11 above and the Non-Resident Seller does not deliver to the Buyer, prior to the 27th day after the end of the month in which Completion occurs, a certificate issued by the Minister of National Revenue (Canada) pursuant to subsection 116(2) or subsection 116(4) of the Income Tax Act (Canada) in respect of the sale of the Shares to the Buyer specifying a certificate limit or proceeds of disposition equal to or greater than the Non-Resident Seller's proportionate share of the Payment on Completion payable to such Non-Resident Seller at or before such time, the Buyer will remit to the Receiver General of Canada the amount required to be remitted pursuant to subsection 116(5) of the Income Tax Act (Canada) and the amount so remitted shall be credited to the Buyer as a payment to the Non-Resident Seller on account of the Payment on Completion. The Buyer will pay to the Non-Resident Seller any remaining portion of the Withheld Amount, together with interest earned on the Withheld Amount (less any applicable withholding Tax), prior to such remittance. The time at which a certificate is to be delivered to the Buyer under this clause 5.12 will be extended to such later time that the Canada Revenue Agency confirms in writing the Buyer may continue to hold the amount withheld pursuant to clause 5.11 above.

6.     OBLIGATIONS FOLLOWING COMPLETION

6.1 Within five Business Days of agreement or determination of the Total Adjustment in accordance with the provisions of clause 7 (Completion Accounts) and part B of schedule 7:

       (a) the Sellers, if and to the extent that the Total Adjustment is negative, shall pay (in accordance with each of the Sellers' Relevant Percentage) an amount equal to the Total Adjustment, plus an amount in respect of interest thereon calculated at the Default Rate from the Completion Date to the date of payment under this clause 6.1, by way of telegraphic transfer in immediately available funds to the Buyer's Account (for the Buyer's own benefit and (to the extent applicable) the Buyer as agent for any relevant Buying Subsidiary), which payment (save for the interest thereon) shall take effect as an adjustment, by way of reduction, in the Payment on Completion; and

       (b) the Buyer, if and to the extent that the Total Adjustment is positive, shall pay (on its own account and (to the extent applicable) the Buyer as agent for any relevant Buying Subsidiary) an amount equal to the Total Adjustment, plus an amount in respect of interest thereon calculated at the Default Rate from the Completion Date to the date of payment under this clause 6.1, by way of telegraphic transfer in immediately available funds to the relevant Seller's Account in accordance with each of the Sellers' Relevant Percentage, which payment (save for the interest thereon) shall take effect as an adjustment, by way of increase, in the Payment on Completion;

       (c) if any Intra-Group Payables included in the Total Adjustment have not been paid to the relevant members of each Seller's Group, the Buyer will procure their prompt payment;

       (d)   if  any   Intra-Group   Receivables   included  in  the  Total
             Adjustment have not been paid to the relevant member of the Group, the relevant Seller will procure their prompt payment;

       (e) if the Intra-Group Payables included in the Total Adjustment are less than the Estimated Intra-Group Payables, the relevant Seller shall pay to the Buyer (or such member of the Group as the Buyer directs) a sum equal to the difference; and

       (f) if any Intra-Group Receivables included in the Total Adjustment are less than the Estimated Intra-Group Receivables, the Buyer shall pay to the relevant Seller (or such member of the relevant Seller's Group as the relevant Seller directs) a sum equal to the difference.

6.2 If any sum due for payment under or in accordance with this agreement by one party to another is not paid on the due date, the party in default shall pay interest thereon (at the same time as payment is made) at the Default Rate for the period from the due date to the date of actual payment (both dates inclusive).

6.3 The final cash consideration for the sale and purchase of the Shares shall be the Payment on Completion following any adjustment in accordance with the provisions of clause 6.1 above (the "FINAL CASH CONSIDERATION").

6.4    The Payment on  Completion  shall be  allocated in  accordance  with
       clause  4.3  except   that,   in  the  event  that  the  Final  Cash
       Consideration is different from the Payment on Completion, the parties shall agree such consequential adjustments as shall be required to the amounts in such schedule (or failing such agreement, either party shall be entitled to refer the matter to be resolved by the Firm, in which event the provisions of paragraph 6 of part B of schedule 7 shall apply save that the reference in such clause to non-acceptance of the Completion Accounts shall be to non-acceptance of the adjusted amounts in relation to any amounts allocated to the member(s) of the Group which are not agreed by the parties).

6.5 The Payment on Completion and any additional payments to adjust the Payment at Completion in accordance with the provisions of clause
       6.1 above or to adjust the Final Cash Consideration in accordance with any other provision of this agreement or of the Tax Deed, shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law.

6.6 If any deductions or withholdings are required by law to be made from any of the sums payable in respect of interest under clause 6.1, the Buyer shall be obliged to pay to the Sellers (in accordance with each Seller's Relevant Percentage), or the Sellers (in accordance with each Seller's Relevant Percentage) shall be obliged to pay to the Buyer, as the case may be, such sum as will, after the deduction or withholding has been made, leave the Sellers, or the Buyer, as applicable, with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

6.7 Any payments due from the Buyer to the Sellers under clause 6.1 in respect of a particular Company shall be set-off against any payments due from the Sellers and the Buyer (or a member of the Group) in respect of the same Company under that clause.

6.8 Prior to Completion, the Sellers shall have the right to request and obtain from the relevant provincial and Canadian Tax Authorities the necessary consent to change of the fiscal period of LP to end immediately prior to Completion. Corus (on behalf of the Sellers) shall give written notice as soon as reasonably practicable to the Buyer of the outcome of such request.

7.     COMPLETION ACCOUNTS

7.1 The Buyer and each of the Sellers shall use all reasonable endeavours to procure that, after Completion, Completion Accounts in relation to the Group on an aggregated basis, together with a statement (the "STATEMENT") of:

       (a)   the Actual Working Capital Amount;

       (b)   the Working Capital Adjustment;

       (c)   the Actual Debt;

       (d)   the Debt Adjustment;

       (e)   the Actual Cash;

       (f)   the Cash Adjustment; and

       (g)   the Total Adjustment,

       in each case, as at close of business on the Completion Date, are prepared in accordance with the provisions of part 1 to 8 of part B of schedule 7.

8.     POST COMPLETION UNDERTAKINGS

8.1 At or as soon as practicable following Completion, each of the Sellers undertakes (in relation to that Seller only) to the Buyer to use all reasonable endeavours to ensure that each Company is released from any guarantee, indemnity, bond, letter of comfort or Encumbrance or other similar obligation given or incurred by it prior to Completion which relates in whole or in part to debts or other liabilities or obligations, whether actual or contingent, of a member of the relevant Seller's Group and prior to such release each Seller undertakes to the Buyer (on behalf of itself and as trustee on behalf of each Company) to keep each Company fully indemnified against any failure to make any such repayment or any liability (to the extent such repayment or liability relates to any member of the relevant Seller's Group) arising under any such guarantee, indemnity, bond, letter of comfort or Encumbrance.

8.2 At or as soon as practicable following Completion, the Buyer undertakes to each of the Sellers to use all reasonable endeavours to ensure that each member of each Seller's Group is released from any guarantee, indemnity, bond, letter of comfort or Encumbrance or other similar obligation given or incurred by it which relates in whole or in part to debts or other liabilities or obligations, whether actual or contingent, of any Company and prior to such release the Buyer undertakes to each of the Sellers (on behalf of itself and as trustee on behalf of each member of the relevant Seller's Group) to keep each member of the relevant Seller's Group fully indemnified against any failure to make any such repayment or any liability (to the extent such repayment or liability relates to any Company) arising under any such guarantee, indemnity, bond, letter of comfort or Encumbrance.

8.3 The Buyer undertakes and agrees to notify Industry Canada of the Completion within 30 days of the Completion Date in accordance with the Investment Canada Act.

9.     SELLERS WARRANTIES

9.1 Each of the Sellers warrants to the Buyer (for itself and as trustee for the Buying Subsidiaries) that the Sellers Warranties (excluding the Sellers Warranties given in paragraphs 1 and 2.2(a) of schedule
       3) and, in relation to the Sellers Warranties given in paragraphs 1 and 2.2(a) of schedule 3, each of the Sellers warrants to the Buyer in relation to that Seller only, on the terms set out in schedule 3 as at the date of this agreement and each of the Sellers Warranties shall be construed as a separate warranty and shall not be limited by the terms of any of the other Sellers Warranties or by any other term of this agreement (other than clause 9.5).

9.2 Any information supplied by or on behalf of any Company to or on behalf of the Sellers in connection with the Sellers Warranties, the Disclosure Letter or otherwise in relation to the business and affairs of any Company shall not constitute a representation or warranty or guarantee as to the accuracy thereof by any Company and the Sellers hereby waive any and all claims which it might otherwise have against any Company or any of their respective directors, officers, employees, agents or advisers in respect thereof save in respect of any rights it may have against any of them in respect of fraud or fraudulent concealment.

9.3 Any claim under the Sellers Warranties is subject to the terms and provisions of schedule 4.

9.4 The Sellers shall not be under any liability under the Sellers Warranties in relation to any matter forming the subject matter of a claim thereunder to the extent that the same or circumstances giving rise thereto are fairly disclosed in the Disclosure Letter.

9.5 Save for any liability in respect of any claim arising for breach of the Sellers Warranties set out in paragraph 3 (Accounts) of schedule 3, the Sellers shall only be liable (in accordance with each of the Sellers' Relevant Percentage) in respect of a claim for breach of warranty arising in respect of:

       (a) any of the Properties, under the Sellers Warranties set out in paragraph 18 (Properties) of schedule 3;

       (b) matters relating Intellectual Property, under the Sellers Warranties set out in paragraph 6 (Intellectual Property) of schedule 3 and paragraph 11 (Information Technology and Data Protection) of schedule 3;

       (c) in respect of matters relating to Environment, under the Sellers Warranties set out in paragraph 21 (Environmental and Health and Safety matters) of schedule 3; and

       (d) in respect of Tax, under the Sellers Warranties set out in paragraph 20 (Taxation) of schedule 3 (without prejudice to any claim arising under the Tax Deed).

9.6 The Buyer acknowledges and agrees that the Sellers do not, save as set out in the Sellers Warranties, make any warranty as to the accuracy of forecasts, estimates, projections, statements of intent or statements of honestly expressed opinion provided to the Buyer (howsoever provided) on or prior to the date of this agreement, including without limitation in the Information Memorandum or the Disclosure Letter or in the documents provided to the Buyer or its advisers in the course of the Buyer's due diligence exercise.

9.7 Subject to clause 3, notwithstanding that the Buyer becomes aware at any time (whether it does so by reason of any disclosure made in the Disclosure Letter or otherwise) that there has been any breach of the Sellers Warranties or any other term of this agreement, the Buyer shall not be entitled to rescind this agreement or treat it as terminated but shall be entitled to claim damages or exercise any other right, power or remedy under this agreement or as otherwise provided by law.

9.8 Any payment due from the Sellers in respect of any claim under this agreement shall for all purposes be deemed to be and shall take effect as a reduction in the Final Cash Consideration paid by the Buyer, for itself and as agent for the Buying Subsidiaries, for the Shares.

10.    APPORTIONMENT OF LIABILITY

10.1 Neither Seller shall be liable for the obligations of the other Seller under: (a) this agreement; or (b) in respect of any claim under the Sellers Warranties, including, without limitation, those arising out of fraud or fraudulent concealment or any act or omission solely attributable to the other Seller.

10.2 The liabilities of each Seller in respect of any claim under the Sellers Warranties shall be limited to the amount which is the same percentage of the amount of that claim as the Relevant Percentage applicable to that Seller (and for this purpose the amount of any claim is the aggregate amount payable to the Buyer in satisfaction of the claim under the Sellers Warranties, including all costs and expenses (professional or otherwise), and including any amount in respect of any liability to taxation, incurred by the Buyer, or any deduction or withholding required to be made for or on account of taxation, in relation to that claim under the Sellers Warranties).

11.    BUYER WARRANTIES

       The Buyer, for itself and as agent for the Buying Subsidiaries, warrants to each of the Sellers in the terms of the Buyer Warranties and each of the Buyer Warranties shall be deemed to be a separate warranty.

12.    PROTECTION OF KNOW-HOW AND GOODWILL

12.1 Subject to clause 12.2, each of the Sellers hereby undertakes to procure that (except as otherwise agreed in writing with the Buyer) neither of the Sellers nor any of their respective subsidiary undertakings from time to time will either solely or jointly with any other person (either on its own account or as the agent of any other person) for a period of 18 months from Completion solicit or accept the custom of any person in respect of aluminium-based goods or services competitive with those manufactured or supplied by any Company during the period of 24 months immediately prior to Completion, such person having been a customer of the Company in respect of such aluminium-based goods or services during such period.

12.2 Nothing in clause 12.1 above shall prevent or restrict any member of the relevant Seller's Group from (inter alia):

       (a) carrying on or being engaged in or economically interested in any business anywhere in the world which, immediately following the Completion Date, it carries on or is engaged in or economically interested in, or any reasonable extension thereof;

       (b) soliciting or accepting any custom from any customer referred to in clause 12.1 above after such time as the Buyer's Group ceases to carry on or be engaged in or economically interested in such business to any material extent;

       (c) being the holder of shares (conferring not more than five per cent. of the votes which could normally be cast at a general meeting of that company) or debentures of a company which is engaged in any business and where the relevant Seller's Group does not exercise any material influence within that Company;

       (d) acquiring the whole or any part of a business or the share capital of a company or group of companies whose business or a part of whose business, which, in each case, includes operations the carrying on of which would otherwise amount to a breach of the undertaking contained in clause 12.1 above (the "COMPETITIVE OPERATIONS"), as part of a larger acquisition or series of related acquisitions if:

             (i)    such   larger   acquisition   or  series   of   related
                    acquisitions is not made with the sole or main purpose of acquiring the Competitive Operations; and

             (ii) the Competitive Operations' gross revenues represent less than 20 per cent. of the gross revenues of the entity or entities acquired (as at the date of such entity's or entities' last audited accounts) (the "ACQUIRED REVENUES"); and

             (iii) where the revenues of the Competitive Operations represent less than 20 per cent. but more than 10 per cent. of the Acquired Revenues, the Competitive Operations are sold or otherwise transferred within 12 months of the date of completion of such acquisitions or series of related acquisitions; and

             (iv) where the revenues of the Competitive Operations represent 10 per cent. or less of the Acquired Revenues, there shall be no obligation on the relevant member of the relevant Seller's Group to sell or transfer the Competitive Operations.

12.3 Each of the Sellers hereby undertakes to procure that (except as set out in the Transaction Documents or as otherwise agreed in writing by the Buyer) neither the Sellers nor any of their subsidiary undertakings from time to time will either solely or jointly acting with any other person (either of its own account or as the agent of the other person) for a period of 18 months from Completion, induce, solicit or endeavour to entice to leave the service or employment of any member of the Group, any Senior Employee, provided that this shall not restrict any member of the relevant Seller's Group from issuing advertisements or otherwise taking steps to recruit (and/or subsequently employing) any person which is or are not specifically aimed at a particular employee or group of employees of any Company, or employing any person who makes an unsolicited approach to a member of the relevant Seller's Group.

12.4 The Buyer hereby undertakes to procure that (except as set out in the Transaction Documents or as otherwise agreed in writing with Corus (on behalf of the Sellers)) neither the Buyer nor any of its subsidiary undertakings from time to time will either solely or jointly with any other person (either on its own account or as the agent of any other person) for a period of 18 months from Completion, induce, solicit or endeavour to entice to leave the service or employment of any member of each Seller's Group, any Senior Employee, provided that this shall not restrict any member of the Buyer's Group from issuing advertisements or otherwise taking steps to recruit (and/or subsequently employing) any person which is or are not specifically aimed at a particular employee or group of employees of any member of each Seller's Group, or employing any person who makes an unsolicited approach to the Buyer's Group.

12.5 The parties agree that the undertakings contained in this clause 12 above are reasonable and are entered into for the purpose of protecting the Know-How and goodwill of the business of each Company and that, accordingly, the benefit of the undertakings may be assigned by the Buyer or each of the Sellers (as the case may be) and its successors in title without the consent of Corus (on behalf of the Sellers) or the Buyer (as the case may be).

12.6 Each undertaking contained in this clause 12 is, and shall be, construed as separate and severable, and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade or unenforceable in whole or in part for any reason, the remaining undertakings or parts thereof, as appropriate, shall continue to bind each of the Sellers or the Buyer (as the case may be).

12.7 If any undertaking contained in this clause 12 shall be held to be void, but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable. Without prejudice to the generality of the foregoing, such period (as the same may have been reduced by virtue of this clause 12.7) shall take effect as if reduced by successive months until the resulting period becomes valid and enforceable.

13.    CONFIDENTIAL INFORMATION

13.1 Subject to clauses 13.2, 16.2 or 16.3 (as applicable), the Buyer and each of the Sellers shall not and shall procure that no other member of the Buyer's Group or the relevant Seller's Group (as the case may be) shall use or disclose to any person Confidential Information.

13.2   Clause 13.1 above does not apply to:

       (a) disclosure of Confidential Information to or at the written request of the Buyer or Corus (on behalf of the Sellers) (as the case may be);

       (b) use or disclosure of Confidential Information required to be disclosed by law of any relevant jurisdiction or the NYSE, the SEC, the UK Listing Authority, the London Stock Exchange, the Panel or any governmental or regulatory body to which any party is subject to or submits whether or not the requirement for the disclosure of Confidential Information has the force of law;

       (c) disclosure on a strictly confidential basis of Confidential Information to professional advisers for the purpose of advising each of the Sellers or the Buyer (as the case may be);

       (d) Confidential Information which becomes generally known other than by the Sellers' or the Buyer's (as the case may be) breach of clause 13.1;

       (e) disclosure of Confidential Information that the other party has given prior written approval to the disclosure, such consent not to be unreasonably withheld;

       (f) disclosure of Confidential information to a member of each Seller's Group or a member of the Buyer's Group (as the case may be) which accepts the restrictions in the terms of this clause; and

       (g) disclosure of Confidential Information required by that party to enable it to enforce its rights under this agreement,

       PROVIDED THAT any such Confidential Information disclosed pursuant to (a) and (b) of this clause 13.2 shall only be disclosed after notice to the other parties.

13.3 With effect from Completion, the provisions of the confidentiality agreement entered into between the parties and dated 13 March 2006 shall, in respect of Information (as defined in such confidentiality agreement) relating to the Business, be terminated and the Buyer shall be released from its obligations and liabilities thereunder in respect of such Information (as defined in the aforementioned confidentiality agreement), save as regards any antecedent breach. For the avoidance of doubt, the Buyer's obligations in respect of such Information (as defined in the aforementioned confidentiality agreement) which does not relate to the Business shall continue notwithstanding Completion. Pending Completion, if there is a conflict between the terms of such confidentiality undertaking and the terms of this clause, the provisions of this clause shall prevail.

13.4 In the event of the Sellers becoming aware of any breach or potential breach of any confidentiality undertaking given to the Sellers by any person within the last two years in relation to a potential sale by the Sellers of the Group or its assets and undertakings, Corus (on behalf of the Sellers) shall notify the Buyer promptly in writing of the breach or potential breach and, if requested by the Buyer, shall use their reasonable endeavours to enforce such confidentiality undertaking PROVIDED THAT the Buyer shall reimburse the Sellers for all reasonable documented expenses incurred in relation to such enforcement.

14.    GENERAL INDEMNITIES

14.1 The Sellers undertake to the Buyer (for itself and as trustee for each of the Buying Subsidiaries) that the Sellers shall indemnify and keep indemnified (in accordance with each of the Sellers' Relevant Percentage) the Buyer and any member of the Buyer's Group and/or any Company in respect of, where the amount of any shortfall between budgeted capital expenditure for the period 1 January 2006 to Completion (as set out in the agreed form capital expenditure budget for the Business) and the actual amount of capital expenditure expended in the same period exceeds (euro)500,000, the amount of such shortfall.

14.2 The Buyer undertakes to the Sellers that the Buyer shall (as agent for the Buying Subsidiaries), indemnify and keep indemnified (in accordance with each of the Sellers' Relevant Percentage) the Sellers and any member of each Sellers' Group in respect of, where the amount of any excess between budgeted capital expenditure for the period 1 January 2006 to Completion (as set out in the agreed form capital expenditure budget for the Business) and the actual amount of capital expenditure expended in the same period exceeds
       (euro)500,000, the amount of such excess.

14.3 Each Seller undertakes to the Buyer that it shall indemnify and keep indemnified (in accordance with each Sellers' Relevant Percentage) the Buyer and any member of the Buyer's Group in respect of any amounts received by the Sellers (or any one of them as the case may be) or either of the Companies (as the case may be) from the Delphi Corporation that is required to be repaid pursuant to the United States Bankruptcy Code.

15.    EMPLOYEES

       Each of the Sellers undertakes to the Buyer (for itself and as trustee for the Companies) that any person currently employed by a member of either Seller's Group but who is at the date of this agreement working on secondment within the Business will fulfil the terms of such secondment.

16.    INTELLECTUAL PROPERTY

16.1   In the event that, following Completion:

       (a) a member of the Buyer's Group has retained, or pursuant to this agreement, acquired any Intellectual Property which, prior to Completion, was used exclusively or primarily by the business of either Seller's Group, the relevant Seller may notify the Buyer, and if it does, the Buyer shall procure that such Intellectual Property is transferred to the relevant Seller within a reasonable time following the date of such notice;

       (b) a member of either Seller's Group has retained any Intellectual Property which, prior to Completion, was used exclusively or primarily by the Business, the Buyer may notify Corus (on behalf of the Sellers), and if it does, the relevant Seller shall procure that such Intellectual Property is transferred to the Buyer within a reasonable time following the date of such notice.

       Notice given under clauses 16.1(a) or (b) above shall set out reasonable details of the Intellectual Property that is required to be transferred. Any transfer made pursuant to this clause 16.1 shall be made free of charge and at the Buyer's expense (in respect of transfers made pursuant to 16.1(a)) or the relevant Seller's expense (in respect of transfers made pursuant to clause 16.1(b)), respectively.

16.2 The Buyer hereby grants to Corus with effect from Completion (for itself and on behalf of the members of Corus' Group) a non-exclusive, perpetual, worldwide, assignable (such assignment to be in whole or part only on a sale or transfer of the business, asset or entity to which such whole or partial licence relates), royalty-free licence, with the right to sub-license (provided that there shall be no right to sub-license such Unregistered Intellectual Property for use in any business providing aluminium-based goods or services except any such business operated by Corus' Group from time to time), to use any Unregistered Intellectual Property acquired by any member of the Buyer's Group pursuant to the transactions contemplated hereby or retained by a member of the Group which is at, or was prior to, Completion used (but not exclusively or primarily) by the business of any member of Corus' Group. On the sale or transfer of any business or entity which has the benefit of this licence or any sub-licence granted hereunder, such licence or sub-licence shall immediately terminate on the completion of any such sale or transfer if it is to any person who is, at the relevant time, a Competitor of the business of the Buyer's Group. Any improvements or other changes made to any such Unregistered Intellectual Property by a licensee or sub-licensee benefiting from such licence or sub-licence shall be owned by that licensee or sub-licensee.

16.3 Corus hereby grants to the Buyer with effect from Completion (for itself and on behalf of the members of the Buyer's Group) a non-exclusive, perpetual, worldwide, assignable (such assignment to be in whole or part only on a sale or transfer of the business, asset or entity to which such whole or partial licence relates), royalty-free licence, with the right to sub-license (provided that there shall be no right to sub-license such Unregistered Intellectual Property for use in any business providing steel-based goods or services except any such business operated by the Buyer's Group from time to time), to use any such Intellectual Property retained by Corus or Corus Primary Aluminium B.V. pursuant to the transactions contemplated hereby which is at, or was prior to, Completion, used (but not exclusively or primarily) by the Business. On the sale or transfer of any business or entity which has the benefit of this licence or any sub-licence granted hereunder, such licence or sub-licence shall immediately terminate on the completion of any such sale or transfer if it is to any person who is, at the relevant time, a Competitor of the business of Corus' Group. Any improvements or other changes made to any such Unregistered Intellectual Property by a licensee or sub-licensee benefiting from such licence or sub-licence shall be owned by that licensee or sub-licensee.

16.4   For the purposes of this clause 16:

       (a) "PRIMARILY" shall mean that the person using such Intellectual Property "primarily" uses such Intellectual Property more than the other party; and

       (b) use of Intellectual Property shall be judged by reference to the five years prior to Completion (or such other period as the Buyer and each of the Sellers shall agree, acting reasonably).

16.5 Subject to clause 16.3, the Buyer shall procure that all licences (excluding, for the avoidance of doubt, any licence granted under any Transaction Documents) of any Intellectual Property owned by Corus' Group (or to be owned by Corus pursuant to clause 16.1(a) above) granted to any member of the Group shall terminate at Completion or as soon as practicable after Completion but no later than 90 days following Completion.

16.6 Subject to Clause 16.2, Corus shall procure that all licences (excluding, for the avoidance of doubt, any licence granted under any Transaction Documents) of any Intellectual Property owned by the Group (or to be owned by the Buyer pursuant to clause 16.1(b) above) granted to any member of Corus' Group shall terminate at Completion or as soon as practicable after Completion but no later than 90 days following Completion.

17.    USE OF CORUS NAME

17.1 The Buyer shall procure that, as soon as reasonably practicable after Completion and in any event within six months of Completion, each Company shall change its name so that it no longer includes the word "Corus".

17.2 The Buyer shall procure that, within six months of Completion, the word "Corus" (and related logos), shall not be used by any Company on stationery, marketing or any other external written communications (save for written communications with regulatory authorities in circumstances where it is not practicable to cease to use the name within that time) of or by such Companies. In addition, following Completion the Buyer shall use its reasonable endeavours to use replacement labelling, where practicable.

17.3 The Buyer shall use all reasonable endeavours to procure that the Companies otherwise cease to use the word "Corus" (and related logos) as soon as reasonably practicable after Completion.

17.4 Without prejudice to any of the foregoing provisions of this clause 16, the Buyer shall procure that all use of the word "Corus" by the Companies will cease within 18 months of Completion, provided that the Buyer and the Companies may continue to refer to "Corus" in any factual, historical context or historical records.

17.5 Subject to and except as provided in the Transitional Services Agreement, the Buyer shall procure that the Companies do not use any domain name containing the word "Corus" after Completion, and if any of the Group Companies is the registrant of, or otherwise holds or controls, any domain name containing the word "Corus" after Completion the Buyer shall (promptly after becoming aware of such matter) procure that such domain name is transferred to Corus free of charge.

18.    ENVIRONMENTAL AND HEALTH AND SAFETY INDEMNITIES

       The Sellers undertake to the Buyer (for itself and as trustee for each of the Buying Subsidiaries) that the Sellers shall, or shall procure that the relevant Selling Subsidiary shall, indemnify (in accordance with each Seller's Relevant Percentage) and keep indemnified (in accordance with each Seller's Relevant Percentage) the Buyer and any member of the Buyer's Group and/or any Company in respect of any Losses arising in respect of:

       (a)   any Identified Known Issues;

       (b)   any Unlisted Onsite Issues; and

       (c)   any Offsite Issues,

       subject in each case to the provisions of schedule 12 (which provisions shall prevail over any other provision of this agreement to the extent that they conflict).

19.    BOOKS AND RECORDS

19.1 The Buyer shall make available to each of the Sellers any Books or Records of any member of the Group (or, if practicable, the relevant parts of those Books or Records) which are required by the relevant Seller for the purpose of dealing with its Tax and accounting affairs and, accordingly, the Buyer shall, upon being given reasonable notice by the relevant Seller and subject to the relevant Seller giving such undertaking as to confidentiality as the Buyer shall reasonably require, procure that such Books and Records are made available to the relevant Seller for inspection (between 9.00 a.m. and 5.00 p.m. on Business Days) and copying (at the relevant Seller's expense) for and only to the extent necessary for such purpose and for a period of seven years from Completion.

19.2 The Sellers shall make available to the Buyer any Books or Records of each Seller's Group (or, if practicable, the relevant parts of those Books or Records) which are required by the Buyer for the purpose of dealing with its Tax and accounting affairs and, accordingly, the relevant Seller shall, upon being given reasonable notice by the Buyer and subject to the Buyer giving such undertaking as to confidentiality as the relevant Seller shall reasonably require, procure that such Books and Records are made available to the Buyer for inspection (between 9.00 a.m. and 5.00 p.m. on Business Days) and copying (at the Buyer's expense) for and only to the extent necessary for such purpose and for a period of seven years from Completion.

20.    ANNOUNCEMENTS

20.1 No party shall disclose the making of this agreement or its terms or the existence or the terms of any other agreement referred to in this agreement (except those matters set out in any press release in the agreed form) and each party shall procure that each of its Related Persons shall not make any such disclosure without the prior consent of the other party unless disclosure is:

       (a)   to its professional advisers; or

       (b) required by the law of any relevant jurisdiction or the rules or standards of the London Stock Exchange, the UK Listing Authority, the Panel, or the NYSE, the SEC or the rules and requirements of any other regulatory body, whether or not the requirement has the force of the law and disclosure shall then only be made by that party:

             (i) after it has taken all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the other party before making such announcement and provided that any such announcement shall be made only after notice to the other party; and

             (ii) to the person or persons and in the manner required by the law of the relevant jurisdiction or the rules or standard of the London Stock Exchange, the UK Listing Authority, the Panel, the NYSE, the SEC or such other regulatory body or as otherwise agreed between the parties, provided that this clause 20.1 does not apply to announcements, communications or circulars made or sent by the Buyer after Completion to customers, clients or suppliers of any Company to the extent that it informs them of the Buyer's acquisition of the Shares or to any announcements containing only information which has become generally available.

20.2 The restrictions contained in clause 20.1 above shall apply without limit of time and whether or not this agreement is terminated.

21.    ASSIGNMENT

21.1 This agreement is personal to the parties and, accordingly, subject to clauses 12.5, 21.2 and 21.3, no party without the prior written consent of the other parties shall assign, transfer, charge or declare a trust of the benefit of all or any of any other parties obligations nor any benefit arising under this agreement neither shall any party delegate any of its obligations under this agreement or subcontract their provision to any third party or agent whatsoever.

21.2 The Buyer (for itself and as agent for the Buying Subsidiaries) and each of the Sellers may (without the consent of Corus (on behalf of the Sellers) or the Buyer, respectively) assign to any member of the Buyer's Group or the relevant Seller's Group, as applicable, the benefit of all or any of the relevant Seller's or the Buyer's obligations, as applicable, or any benefit it enjoys under this agreement provided however that such assignment shall be without cost to and shall not result in any increased liability, or any reduction in the rights of the Buyer or the relevant Seller, as the case may be and further provided that such assignment shall not be absolute but shall be expressed to have effect only for so long as the assignee remains a member of the Buyer's Group or the relevant Seller's Group, as applicable, and that immediately before ceasing to be such a member the assignee shall assign the benefit to a member of the Buyer's Group or the relevant Seller's Group, as applicable.

21.3 The Buyer (for itself and as agent for the Buying Subsidiaries) may assign or mortgage or charge to any provider (or security or facilities agent of a provider) to it of debt finance (a "LENDER"), or grant security to a Lender over, in each case by way of security for financing, the benefit of the Sellers' obligations under this agreement and any benefit arising under or out of this Agreement. Notwithstanding any such assignment, unless Corus (on behalf of the Sellers) has received written notice from a Lender of any enforcement of any such security interest, each of the Sellers shall deal solely with the Buyer (for itself and as agent for the Buying Subsidiaries) and not any Lender in connection with all matters arising out of this agreement.

22.    COSTS

       Unless expressly otherwise provided in this agreement each of the parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the sale and purchase of the Shares (including in relation to the negotiations leading up to the sale and purchase of the Shares and the preparation, operation and carrying into effect of this agreement and all other documents entered into pursuant to it).

23.    EFFECT OF COMPLETION

23.1 The terms of this agreement (insofar as not performed at Completion and subject as specifically otherwise provided in this agreement) shall continue in force after and notwithstanding Completion.

23.2   The  remedies  of the Buyer and each of the Sellers (as the case may
       be) in respect of any breach of the Sellers Warranties or the Buyer Warranties (as the case may be) shall continue to subsist notwithstanding Completion.

24.    FURTHER ASSURANCES

       Each of the parties shall from time to time upon request from the other do or procure the doing of all acts and/or execute or procure the execution of all such documents in so far as each is able and in a form reasonably satisfactory to the party concerned for the purpose of transferring to the Buyer the Shares and otherwise giving that party the full benefit of this agreement.

25.    ENTIRE AGREEMENT

25.1   The Buyer and each of the Sellers acknowledge and agree that:

       (a) this agreement together with any other documents referred to in this agreement (together the "TRANSACTION DOCUMENTS") constitute the entire and only agreement between the parties and their respective Related Persons relating to the subject matter of the Transaction Documents; and

       (b) neither it nor any of its Related Persons have been induced to enter into any Transaction Document in reliance upon, nor have they been given, any warranty, representation, statement, assurance, covenant, agreement, undertaking, indemnity or commitment of any nature whatsoever (including, without limitation, any information (written or oral) given in or following presentations to the Buyer or its representatives by management of the Group or each Seller's Group) other than as are expressly set out in the Transaction Documents and, to the extent that any of them have been, it unconditionally and irrevocably waives any claims, rights or remedies which any of them might otherwise have had in relation thereto;

       provided that the provisions of this clause 25 shall not exclude any liability which any of the parties or, where appropriate, their Related Persons would otherwise have to any other party or, where appropriate, to any other party's Related Persons or any right which any of them may have to rescind this agreement in respect of any statements made fraudulently by any of them prior to the execution of this agreement or any rights which any of them may have in respect of fraudulent concealment by any of them.

26.    VARIATIONS

       This agreement may be varied only by a document signed by or on behalf of each of the Sellers and the Buyer.

27.    WAIVER

27.1 A waiver of any term, provision or condition of, or consent granted under, this agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given.

27.2 No failure or delay on the part of any party in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

27.3 No breach of any provision of this agreement shall be waived or discharged except with the express written consent of Corus (on behalf of the Sellers) and the Buyer.

27.4 The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

28.    INVALIDITY

       If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction:

       (a) the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

       (b) the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

       shall not be affected or impaired in any way.

29.    NOTICES

29.1 Any notice, demand or other communication given or made under or in connection with the matters contemplated by this agreement shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom), telexes and email not being permitted:

       In the case of the Buyer to:

       Aleris International, Inc.
       25825 Science Park Drive, Suite 400
       Beachwood, Ohio 44122-7392
       United States

       Fax:             +1 216 910 3650
       Attention:       Chris Clegg, Senior Vice-President, General Counsel
                        and Secretary

       (with a copy to Christopher Ewan, c/o, Fried Frank Harris Shriver & Jacobson (London) LLP, 99 City Road, London EC1Y 1AX)

       In the case of Corus to:

       Corus Group plc
       30 Millbank
       London
       SW1P 4WY
       United Kingdom

       Fax:             +44 207 717 4642
       Attention:       Company Secretary

       (with a copy to Gary Eaborn, Slaughter and May, One Bunhill Row, London EC1Y 8YY)

       In the case of SGF to:

       Societe generale de financement du Quebec rue de la Gauchetiere
       Ouest Bureau
       Montreal
       (Quebec)
       H3B 4L8
       Canada

       Fax:          +1 514 876 9306
       Attention:    Vice-president, Legal Affairs

       and shall be deemed to have been duly given or made as follows:

       (a) if personally delivered, upon delivery at the address of the relevant party;

       (b) if sent by first class post, two Business Days after the date of posting;

       (c) if sent by air mail, five Business Days after the date of posting; and

       (d)   if sent by fax, when despatched;

       provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made outside 9.00 a.m. - 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given-or made at 9.00 a.m. on the next Business Day.

29.2 A party may notify the other parties to this agreement of a change to its name, relevant addressee, address or fax number for the purposes of clause 28.1 above provided that such notification shall only be effective:

       (a) on the date specified in the notification as the date on which the change is to take place; or

       (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

29.3 The parties agree that the provisions of this clause shall not apply in relation to the service of any writ, summons or judgement or other document relating to or in connection with any Proceedings.

30.    COUNTERPARTS

       This agreement may be executed in any number of counterparts which together shall constitute one agreement. Any party may enter into this agreement by executing a counterpart and this agreement shall not take effect until it has been executed by all parties.

31.    GOVERNING LAW AND JURISDICTION

31.1 This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.

31.2 Each of the parties to this agreement irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this agreement or its formation (respectively, "PROCEEDINGS" and "DISPUTES") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

31.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such Proceedings or Disputes and further irrevocably agrees that a judgment in any Proceedings or Disputes brought in any court referred to in this clause 31 shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.

32.    AGENT FOR SERVICE

32.1 The Buyer irrevocably agrees that any notice or document may be sufficiently and effectively served on it in connection with Proceedings in England and Wales by service on Law Debenture
       Corporate Services Limited, if no replacement agent has been appointed and notified to Corus (on behalf of the Sellers) pursuant to clause 32.3 below, or on the replacement agent if one has been so appointed and notified to Corus (on behalf of the Sellers).

32.2 Any notice or document served pursuant to this clause shall be marked for the attention of:

       (a) Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX or such other address within England or Wales as may be notified to Corus (on behalf of the Sellers) by the Buyer; or

       (b) such other person as is appointed as agent for service pursuant to clause 32.3 below at the address notified pursuant to clause 32.3 below.

32.3 If the agent referred to in clause 32.1 above (or any replacement agent appointed pursuant to this sub-clause) at any time ceases for any reason to act as such, the Buyer shall appoint a replacement agent to accept service having an address for service in England or Wales and shall notify Corus (on behalf of the Sellers) of the name and address of the replacement agent; failing such appointment and notification, Corus (on behalf of the Sellers) shall be entitled by notice to the Buyer to appoint such a replacement agent to act on the Buyer's behalf PROVIDED THAT in cases where service is effected upon a replacement agent appointed by Corus (on behalf of the Sellers) in accordance with this sub-clause a copy of the relevant notice or document shall at the same time be forwarded to the last known business address of the Buyer.

33.    THIRD PARTY RIGHTS

33.1 Any person (other than the parties to this agreement) who is given any rights or benefits under clauses 6.1 (Obligations following Completion), 9.2 (Sellers Warranties) and 24 (Entire Agreement) (a "THIRD PARTY") shall be entitled to enforce those rights or benefits against the parties in accordance with the Contracts (Rights of Third Parties) Act 1999.

33.2 Save as provided in clause 33.1 above the operation of the Contracts (Rights of Third Parties Act) 1999 is hereby excluded.

33.3 The parties may, amend, vary or terminate this agreement in such a way as may affect any rights or benefits of any Third Party which are directly enforceable against the parties under the Contracts (Rights of Third Parties) Act 1999 without the consent of such Third Party.

33.4 Any Third Party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it by this agreement may not veto any amendment, variation or termination of this agreement which is proposed by the parties and which may affect the rights or benefits of the Third Party.

IN WITNESS whereof this agreement has been executed on the date first above written.

Signed by /s/ Philippe Varin                            )
for and on behalf of CORUS GROUP PLC                    )
in the presence of: /s/ Ealanor Evans                   )




Signed by /s/ Jean-Jacques Carrier                      )
          /s/ Andre Roy                                 )
for and on behalf of SOCIETE GENERALE DE FINANCEMENT    )
DU QUEBEC in the presence of: /s/ Bertrand Thibert      )




Signed by /s/ Sean Stack                                )
for and on behalf of ALERIS INTERNATIONAL INC.          )
in the presence of: /s/ Christopher Ewan                )